UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2017

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered, No 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

+603-2110-6809

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 1, 2017, Toga Limited, a Delaware corporation (the “Company”), entered into a Subscription Agreement (the “Agreement”), by and between the Company and Toga Capital Sdn. Bhd. (the “Purchaser”), pursuant to which the Company will issue and sell to the Purchaser shares (each a “Share” and collectively, the “Shares”) of the Company’s common stock (the “Common Stock”).

Under the Subscription Agreement, the Purchaser will purchase shares of Common Stock at a subscription price of USD$0.01 per share for an aggregate purchase price of Twelve Million and 00/100 USD ($12,000,000) (the “Purchase Price”). The Shares will be issued as payment is received. Through September 30, 2017, Toga Capital Sdn. Bhd. had provided the Company with $152,972.72 in debt. The Company and Toga Capital have decided to retire such debt, and all interest accrued thereon, by the issuance of 15,335,515 shares pursuant to the Subscription Agreement. Moreover, on November 1, 2017, Toga Capital had provided the Company with an additional $200,000 towards the Purchase Price, for an additional 20,000,000 shares. Payment of the full Purchase Price by the Purchaser to the Company will be made on or before August 31, 2020. No placement agent or broker dealer was used or participated in any offering or sale of the Shares.

The sales described above and more particularly described in the Subscription Agreement are and will be made pursuant to the exemption from registration set forth in Regulation S, promulgated by the Securities Exchange Commission under the Securities Act of 1933. No underwriters were utilized in connection with the sale of securities.

Each issuance of these securities was to a single “non-U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

-	Toga Capital Sdn. Bhd. is a corporation organized under the laws of Malaysia at the time of the sale of the Shares; and
-	Toga Capital Sdn. Bhd. agreed to resell the Shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration.

Each certificate representing the Shares contains or will contain a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company’s common stock unless in compliance with the Act.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: November 22, 2017	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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